Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. WINS ILLINOIS COURT CASE AGAINST SPRINT NEXTEL

Sprint Nextel Must Divest Itself of Nextel Assets in iPCS Wireless’ Territory

SCHAUMBURG, Ill. — August 15, 2006 - iPCS, Inc. (Nasdaq: “IPCS”), a Sprint PCS Affiliate of Sprint Nextel, today announced that Judge Thomas P. Quinn has ruled in favor of its subsidiary iPCS Wireless, Inc. upon conclusion of a trial in the Circuit Court of Cook County, Illinois with respect to iPCS Wireless’ claims that the Sprint-Nextel merger violated its Management Agreement.  Judge Quinn ruled that the Sprint-Nextel merger violates iPCS Wireless’ exclusive right to “own, operate, build or manage” the Sprint PCS network in its territory and indicated that the court will enter an order requiring Sprint Nextel to divest itself of the Nextel business in iPCS Wireless’ service area.  iPCS Wireless manages a territory with approximately 7.8 million licensed pops in portions of Illinois, Michigan, Iowa and eastern Nebraska.

The Court ruled that “Sprint’s ownership, management, and operation of the Nextel network in plaintiff’s Service Area constitutes a breach of the Management Agreement” and found that requiring Sprint Nextel to divest itself of the Nextel assets in iPCS Wireless’ service area “is what [iPCS Wireless] is entitled to under the Management Agreement.”

The Delaware Court of Chancery issued an opinion in similar litigation brought by iPCS Inc.’s subsidiaries Horizon and Bright on August 6, 2006.

This press release, along with a copy of the Court’s decision, is being filed with the SEC as part of a Form 8-K.  We encourage you to read the Court’s opinion in its entirety.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of June 30, 2006, iPCS’s licensed territory had a total population of approximately

15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and had approximately 517,500 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) shifts in populations or network focus; (5) changes or advances in technology; (6) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (7) potential declines in roaming and wholesale revenue; (8) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (9) difficulties in network construction, expansion and upgrades; (10) increased competition in iPCS’s markets; (11) adverse changes in financial position, condition or results of operations; and (12) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.